AG Mortgage Investment Trust, Inc. 8-K

Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Second Quarter Results

NEW YORK, NY, August 4, 2016 / Business Wire -- AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended June 30, 2016. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, inclusive of Residential Investments, Commercial Investments and ABS.

SECOND QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$0.63 of Net Income/(Loss) per diluted common share(6)
•	$0.43 of Core Earnings per diluted common share(6)
	o	$0.46 excluding a $(0.03) retrospective adjustment
•	$0.475 per share common dividend declared
•	Repurchased 313,247 shares or $4.3 mm of common stock
	o	Average purchase price of $13.82 per share inclusive of transaction costs
	o	Net accretion to book value after repurchase of common stock was $0.03 per share
	o	To date, repurchased 559,568 shares of common stock at a cost of $7.5 mm; $17.5 mm remains authorized under the Stock Repurchase Program
•	$17.42 net book value per share as of June 30, 2016(1), net of the second quarter common dividend
·	o	Book value increased $0.20 or 1.2% from last quarter, inclusive of:
o $0.22 or 1.3% due to our investments in Agency RMBS and associated derivative hedges
o The positive portfolio duration gap in place increased book value given the rally in rates
o Mortgage basis modestly tightened
o No net impact to book value due to credit investments
•	3.9% economic return on equity for the quarter, 15.7% annualized(16)

	Q1 2016	Q2 2016
Summary of Operating Results:
GAAP Net Income/ (Loss) Available to Common Stockholders	$(5.8mm)	$17.7mm
GAAP Net Income/ (Loss) Available to Common Stockholders, per diluted common share (6)	$(0.21)	$0.63

Non-GAAP-Results:
Core Earnings	$11.3mm	$11.9mm
Core Earnings, per diluted common share (6)	$0.40	$0.43

* For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$2.8 billion investment portfolio including net TBA positions as of June 30, 2016 as compared to the $2.7 billion investment portfolio as of March 31, 2016(2)(4)
	o	45.9% Agency RMBS investment portfolio
	o	54.1% credit investment portfolio, comprised of Residential Investments, Commercial Investments and ABS
		o	During the quarter, we increased allocation to Agency RMBS 30 Year on a hedged basis at attractive ROE’s
		o	63% of our credit portfolio is fixed rate coupon and 37% is floating rate(15)
•	9.9% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the second quarter, excluding net TBA position (5)
	o	11.6% CPR on the Agency RMBS investment portfolio in July
•	3.38x “at risk” leverage including net TBA position and 3.22x leverage excluding net TBA position and 3.06% net interest margin as of June 30, 2016 (2)(3)(7)

SECOND QUARTER ACTIVITY

•	Agency RMBS and Derivatives:
	o	Purchased face value of $82.2 mm of Agency RMBS 30 year on a hedged basis
	o	Sold face value of $65.6 mm of Agency RMBS 30 Year
	o	Purchased face value of $100.0 mm of TBA on a hedged basis
•	Credit:
	o	Residential investments:
		o	Purchased face value of $19.5 mm of Prime and Alt A securities
		o	Sold face value of $23.5 mm of Prime securities
	o	Commercial investments:
		o	Purchased face value of $35.8 mm of Freddie Mac K-Series and $580.6 mm of CMBS IOs ($29.6 mm of fair value)
		o	MITT received net equity of $9.6 mm from the pay off at maturity of one of its commercial loans
	o	ABS investments:
		o	Purchased face value of approximately $12.5 mm of ABS
•	MITT redeemed a majority of its FHLB stock, receiving proceeds of $8.0 mm
•	MITT received net equity of $3.2 mm as a result of the settlement by Bank of America with RMBS investors related to mortgages sold by its Countrywide unit
•	In June, Arc Home(17) closed on the acquisition of a Fannie Mae, Freddie Mac, and Ginnie Mae mortgage originator
	o	Arc Home began originating mortgages in 44 states through retail and correspondent channels
		o	Arc Home will continue to pursue licenses in the remaining states and expects to receive most of the remaining approvals by the end of 2016
	o	During the third quarter of 2016, Arc Home plans to launch wholesale originations and a portfolio retention strategy
	o	In addition to originating mortgage loans and retaining the associated Mortgage Servicing Rights (“MSR”), Arc Home will participate in competitive auctions to acquire MSRs from third party sellers.
		o	It is expected that a substantial portion of Arc Home’s capital will be deployed to purchase/retain MSRs, but such deployments are subject to competitive market dynamics

MANAGEMENT REMARKS

“During the second quarter rally in interest rates, mortgage and consumer-credit markets regained most, if not all, of the mark-to-market losses suffered in the prior two quarters. The rally was broad-based across nearly all securitized sectors and came with muted volatility,” commented Jonathan Lieberman, President and Chief Investment Officer. “Amid lower global sovereign rates, the hunt for yield was a driving factor of tighter credit spreads during the quarter and Agency RMBS enjoyed the benefits of liquidity and increased sponsorship during the quarter. Overall, we are pleased with both the agency and credit portfolio performance during the second quarter, as MITT generated an annualized economic return on equity of 15.7%.”

“In the second quarter, our mortgage origination affiliate Arc Home achieved several significant milestones. Most notably, Arc Home closed on the acquisition of a Fannie Mae, Freddie Mac, and Ginnie Mae mortgage originator in June, and commenced origination of mortgages in 44 states through retail and correspondent channels,” said Chief Executive Officer David Roberts. “The investment team is pleased with the progress Arc Home has made during the quarter, and we remain focused on capitalizing on the current interest rate environment to increase origination volumes at Arc Home. Additionally, Arc Home plans to introduce new mortgage products and deploy capital to purchase and retain mortgage servicing rights, which will create investment opportunities for MITT.”

KEY STATISTICS

($ in thousands)

	June 30, 2016

Investment portfolio including net TBA position (2) (4)	$2,767,400
Investment portfolio excluding net TBA position	2,663,642
Repurchase agreements (2)*	2,058,476
Total Financing (14)	2,186,786
Stockholders’ equity	646,521

Leverage ratio (7)	3.22	x
Hedge ratio - Total Financing excluding net TBA position (8) (14)	65%
Hedge ratio - Agency financing excluding net TBA position (8)	138%

“At Risk” Leverage (7)	3.38	x
Hedge ratio - Total Financing (8) (14)	62%
Hedge ratio - Agency financing (8)	125%

Yield on investment portfolio (9)	4.82%
Cost of funds (10)	1.76%
Net interest margin (3)	3.06%
Management fees (11)	1.50%
Other operating expenses (12)	1.65%

Book value, per share (1)	$17.42
Undistributed taxable income, per common share (13)	$1.86
Dividend, per share	$0.475

*Excludes $205.1 million of repurchase agreements associated with U.S. Treasury positions.

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of June 30, 2016 (2):

	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield*
Agency RMBS:
30-Year Fixed Rate	752.4	32.0	784.4	810.4	3.0%
Fixed Rate CMO	70.8	0.5	71.3	73.8	2.8%
Hybrid ARM	231.1	(2.5)	228.6	238.1	2.8%
Inverse Interest Only and Interest Only	472.5	(426.8)	45.7	44.3	5.6%
Fixed Rate 30 Year TBA	100.0	3.5	103.5	103.8	N/A
Credit Investments:
Residential Investments	1,859.2	(715.6)	1,143.6	1,151.4	5.9%
Commercial Investments	2,712.4	(2,441.4)	271.0	270.1	7.9%
ABS	77.3	(0.4)	76.9	75.5	5.3%
Total	$6,275.7	$(3,550.7)	$2,725.0	$2,767.4	4.8%
* Fixed Rate 30 Year TBA are excluded from this calculation.

As of June 30, 2016, the weighted average yield on the Company’s investment portfolio was 4.82% and its weighted average cost of funds was 1.76%. This resulted in a net interest margin of 3.06% as of June 30, 2016. (3)

We recognized net realized losses of $5.3 million during the quarter ended June 30, 2016. We sold certain real estate securities realizing a net gain of $0.6 million and settled TBAs realizing a net loss of $0.2 million. Additionally, we recognized $2.5 million of realized loss due to the settlement of certain derivatives and $3.2 million of realized loss due to other-than-temporary-impairment or OTTI, charges on certain securities and loans.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.8) million, or $(0.03) per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by2.8% as of June 30, 2016, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into financing arrangements with 38 counterparties, under which it had debt outstanding with 22 counterparties as of June 30, 2016. The weighted average funding cost was 0.8% for Agency RMBS and 2.2% for credit investments. The investment portfolio is financed with repurchase agreements as of June 30, 2016 as summarized below:

($ in thousands)

Original Maturities:*	Amount Outstanding	WA Funding Cost	WA Days to Maturity**	% Outstanding
Overnight	35,283	0.7%	1	1.7%
30 Days or Less	1,171,972	1.4%	13	57.0%
31-60 Days	315,827	1.1%	40	15.3%
61-90 Days	106,303	2.4%	78	5.2%
Greater than 90 Days	429,091	1.9%	379	20.8%
Total / Weighted Average	$2,058,476	1.5%	97	100.0%

*Numbers in table above do not include securitized debt of $25.8 million, loan participation payable of $1.8 million or repurchase agreements associated with U.S. Treasury positions of $205.1 million.

**Our weighted average original days to maturity is 206 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The Company’s interest rate swaps as of June 30, 2016 are summarized as follows:

($ in thousands)
Maturity	Notional Amount**	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	36,000	0.88%	0.64%	1.34
2019	50,000	1.29%	0.64%	3.33
2020	250,000	1.65%	0.65%	3.77
2022	53,000	1.69%	0.68%	6.19
2023	110,000	2.31%	0.68%	6.93
2025	30,000	2.48%	0.68%	8.93
Total/Wtd Avg	$529,000	1.75%	0.66%	4.76

* 100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

**No forward starting swaps

The Company’s hedge portfolio as of June 30, 2016 is summarized as follows:

($ in thousands)
	Notional	Duration
Interest Rate Swaps	$529,000	(0.89)
U.S. Treasuries, net	(155,000)	0.24
Eurodollar Futures	975,000	(0.09)
Treasury Futures, net	500	0.03
Total	$1,349,500	(0.71)

The hedge ratio at quarter end including net TBA position and futures was 125% of Agency financing, or 62% of total financing. (8) (14)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of June 30, 2016, the Company had undistributed taxable income of approximately $1.86 per share. (13)

DIVIDEND

On June 9, 2016, the Company’s board of directors declared the second quarter dividend of $0.475 per share of common stock that was paid on July 29, 2016 to stockholders of record as of June 20, 2016.

On May 13, 2016, the Company’s board of directors declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on June 17, 2016 to stockholders of record as of May 31, 2016.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s second quarter earnings conference call on August 5, 2016 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6262638.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q2 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on September 4, 2016. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6262638.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $26 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate private equity, real estate debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 370 employees, including over 140 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, San Francisco, Germany and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, liquidity and financing, and regulatory approvals. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/, including its most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of August 4, 2016. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Real estate securities, at fair value:
Agency - $1,042,200,234 and $1,133,899,693 pledged as collateral, respectively	$1,166,616,915	$1,201,441,652
Non-Agency - $1,039,533,429 and $1,157,357,871 pledged as collateral, respectively	1,083,648,789	1,229,811,018
ABS - $75,473,169 and $54,761,837 pledged as collateral, respectively	75,473,169	54,761,837
CMBS - $170,377,967 and $142,852,162 pledged as collateral, respectively	173,677,975	148,948,690
Residential mortgage loans, at fair value -$48,921,692 and $50,686,922 pledged as collateral, respectively	55,636,606	57,080,227
Commercial loans, at fair value - $32,800,000 and $62,800,000 pledged as collateral, respectively	54,800,000	72,800,000
U.S. Treasury securities, at fair value - $206,222,422 and $203,520,859 pledged as collateral, respectively	206,222,422	223,434,922
Investments in debt and equity of affiliates	52,567,286	43,040,191
Excess mortgage servicing rights, at fair value	346,507	425,311
Cash and cash equivalents	41,898,334	46,253,291
Restricted cash	40,524,466	32,200,558
Interest receivable	9,852,433	11,154,785
Receivable under reverse repurchase agreements	45,656,250	—
Derivative assets, at fair value	1,225,899	1,755,467
Other assets	7,605,960	16,064,115
Due from broker	735,922	24,904,168
Total Assets	$3,016,488,933	$3,164,076,232

Liabilities
Repurchase agreements	$2,249,996,002	$2,034,963,460
FHLBC advances	—	396,894,000
Securitized debt, at fair value	25,788,283	30,046,861
Loan participation payable, at fair value	1,800,000	—
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	45,442,266	—
Payable on unsettled trades	—	1,198,587
Interest payable	2,977,987	2,731,846
Derivative liabilities, at fair value	23,974,089	6,863,770
Dividend payable	13,232,547	13,496,139
Due to affiliates	4,216,343	4,407,051
Accrued expenses	1,548,894	2,074,628
Taxes payable	954,716	1,714,716
Due to broker	36,676	2,740,461
Total Liabilities	2,369,967,803	2,497,131,519

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 27,857,993 and 28,286,210 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	278,580	282,863
Additional paid-in capital	578,920,591	584,581,995
Retained earnings/(deficit)	(93,892,046)	(79,134,150)
Total Stockholders’ Equity	646,521,130	666,944,713

Total Liabilities & Stockholders’ Equity	$3,016,488,933	$3,164,076,232

AG Mortgage Investment Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015
Net Interest Income
Interest income	$30,200,296	$37,278,271
Interest expense	8,396,997	7,574,429
	21,803,299	29,703,842

Other Income
Net realized gain/(loss)	(5,317,085)	(2,153,328)
Realized loss on periodic interest settlements of derivative instruments, net	(1,607,539)	(3,228,729)
Unrealized gain/(loss) on real estate securities and loans, net	10,958,117	(22,256,001)
Unrealized gain/(loss) on derivative and other instruments, net	202,572	5,798,988
	4,236,065	(21,839,070)

Expenses
Management fee to affiliate	2,420,782	2,502,091
Other operating expenses	2,664,252	3,285,942
Servicing fees	104,979	144,999
Equity based compensation to affiliate	87,183	36,738
Excise tax	375,000	375,000
	5,652,196	6,344,770

Income/(loss) before equity in earnings/(loss) from affiliates	20,387,168	1,520,002
Equity in earnings/(loss) from affiliates	689,973	320,442
Net Income/(Loss)	21,077,141	1,840,444

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$17,709,787	$(1,526,910)

Earnings/(Loss) Per Share of Common Stock
Basic	$0.63	$(0.05)
Diluted	$0.63	$(0.05)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,038,953	28,389,211
Diluted	28,054,454	28,389,211

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with the Company’s GAAP finances, provides supplemental information useful for investors in evaluating the results of the Company’s operations. The Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define core earnings, a non-GAAP financial measure, as net income excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest earned on these investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency Interest-Only securities, interest rate derivatives, TBA drop income or any other investment activity that may earn or pay net interest or its economic equivalent.

A reconciliation of GAAP net income to Core Earnings for the three months ended June 30, 2016 and the three months ended June 30, 2015 is set forth below:

	Three Months Ended	Three Months Ended
	June 30, 2016	June 30, 2015
Net Income/(loss) available to common stockholders	$17,709,787	$(1,526,910)
Add (Deduct):
Net realized (gain)/loss	5,317,085	2,153,328
Drop income	7,656	962,240
Equity in (earnings)/loss from affiliates	(689,973)	(320,442)
Net interest income and expenses from equity method investments	742,080	835,071
Unrealized (gain)/loss on real estate securities and loans, net	(10,958,117)	22,256,001
Unrealized (gain)/loss on derivative and other instruments, net	(202,572)	(5,798,988)
Core Earnings	$11,925,946	$18,560,300

Core Earnings, per Diluted Share	$0.43	$0.65

Footnotes

(1)          Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)          Generally when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either repo or Securitized Debt, or loan participations payable. We invested in certain credit sensitive commercial real estate securities and mortgage loans through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. This press release excludes investments through AG Arc LLC. Additionally, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included any net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business and believes that it provides the most accurate depiction of the Company’s investment portfolio and financial condition. See footnote 17 on further details on AG Arc LLC.

(3)          Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes any net TBA position.

(4)          The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Residential Investments, Commercial Investments, and ABS, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. The percentage of Agency RMBS and Credit Investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as Credit Investments, by the total investment portfolio, exclusive of AG Arc LLC.

(5)          This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.

(6)          Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.

(7)          The leverage ratio at quarter end was calculated by dividing total financing excluding any net TBA position by our GAAP stockholders’ equity at quarter end. “At Risk” Leverage includes the components of “leverage” plus our net TBA position (at cost) of $103.5 million at June 30, 2016. See footnote 14 for further details on our definition of total financing.

(8)          The hedge ratio at quarter end excluding any net TBA position was calculated by dividing the notional value of our interest rate swaps, net positions in U.S. Treasury securities, net positions in U.S. Treasury futures, net positions in Eurodollar futures, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and long positions in U.S. Treasury securities and futures as negative values as applicable, by Agency financing or total financing for our total financing hedge ratio. The hedge ratios including any net TBA position are calculated as previously stated plus any at risk TBA position (at cost) added to either total financing or Agency financing. See footnote 14 for further details on our definition of total financing and Agency financing. The hedge ratio is only one factor in the evaluation of interest rate risk and should be used in conjunction with other factors when evaluating our interest rate risk.

(9)          The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes any net TBA position.

(10)         The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on total financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements, securitized debt outstanding and loan participations payable outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(11)         The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.

(12)         The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.

(13)         Undistributed taxable income per common share represents total undistributed taxable income as of quarter end. Undistributed taxable income is based on current estimates and is not finalized until we file our annual tax return, typically in September of the following year.

(14)         Total financing at quarter end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt, loan participations payable and any net TBA position (at cost). Total financing excludes repurchase agreements and unsettled trades on U.S. Treasuries.  Agency financing at quarter end includes repurchase agreements secured by Agency RMBS, the payable on all Agency RMBS buys less the financing on all unsettled Agency RMBS sells, and any net TBA position (at cost). See footnote 17 for further details on AG Arc LLC.

(15)         Equity residuals, MSRs and principal only securities with a zero coupon rate are excluded from this calculation.

(16)         The economic return on equity for the quarter represents the change in net book value per share from prior period, plus the dividend declared in the current period, divided by prior period’s net book value per share.

(17)         The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries. Arc Home LLC originates conforming, FHA and Jumbo loans.